EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-47415 on Form S-8, No. 33-17488 on Form S-8, No. 33-60196 on Form S-8, No. 333-18135 on Form S-8, No. 333-25377 on Form S-3, and No. 333-124512 on Form S-1, of our reports dated October 12, 2005 relating to the consolidated financial statements and financial statement schedule of The Dress Barn, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph for the restatement described in Note 3) and management's report on the effectiveness of internal control over financial reporting dated October 12, 2005 (which report expresses an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of The Dress Barn, Inc. and subsidiaries for the year ended July 30, 2005.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
October 12, 2005